As filed with the Securities and Exchange Commission on December 19, 1996
Registration No. 33-62644

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Interstate Power Company
(Exact Name of Registrant as Specified in Charter)

Delaware                   42-0329500
(State of Incorporation)(IRS Employer Identification No.)

1000 Main Street
P.O. Box 769
Dubuque, Iowa 52004-0769
(319) 582-5421
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive
Offices)

 WAYNE  H. STOPPELMOOR
Chairman and Chief Executive Officer
Interstate Power Company
 1000 Main Street
P.O. Box 769
Dubuque, Iowa 52004-0769
(319) 552-5421
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

It is respectfully requested that the Commission send copies of all notices, orders and communications to:

CLEMENT  F. SPRINGER, JR.
Defrees & Fiske
200 South Michigan Avenue, Suite 1100
Chicago, Illinois 60604
(312) 372-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this post-effective amendment to the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. (Box
Inserted)
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. (Box
Inserted and Checked)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (Box Inserted)

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. (Box Inserted)

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. (Box
Inserted)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section
8(a), may determine.

I N T E R S T A T E    P O W E R    C O M P A N Y

	Dividend Reinvestment and
	Stock Purchase Plan
	Stock Symbol IPW


	Prospectus



	The Company serves in the

	shaded area shown below.




	Graphic Inserted

No person has been authorized to give any information or to make any representation other than those contained in this Prospectus or incorporated by reference, and, if given or made, such other information or representation must be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any State to any person to whom it is unlawful to make such offer or solicitation in such State.
Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information is correct as of any time subsequent to its date.


	TABLE OF CONTENTS

	PAGE

AVAILABLE INFORMATION	2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2

USE OF PROCEEDS	2

THE COMPANY	2

THE PLAN	3

Definitions	3

Purpose	Prospectus Cover &3

Advantages	 4

Administration	4

Participation	5

Costs	6

Purchases	6

Optional Cash	7

Reports to Participants	8

Dividends	8

Certificate of Shares	8

Safekeeping Service for Shares	9

Withdrawal	9

Taxes	10

Other Information	11

DESCRIPTION OF COMMON STOCK	11

LEGALITY	13

EXPERTS	13

INDEMNIFICATION ACT	13

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange
Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION
DATE OF ISSUANCE: DECEMBER 19, 1996

PROSPECTUS

	INTERSTATE POWER COMPANY
	Dividend Reinvestment and Stock Purchase Plan

	Common Stock
	($3.50 par value)

	The Company's Common Stock is listed on the New
York, 	Chicago and Pacific Stock Exchanges

The Dividend Reinvestment and Stock Purchase Plan (the
"Plan") of Interstate Power Company (the "Company") provides the Company's common stock shareholders, residential and farm utility customers, and Company employees with an economical and convenient method of purchasing shares of the Company's Common Stock.
Interstate Power Company residential and farm utility customers may enroll in the Plan by making an initial cash investment. Regular employees of the Company may also purchase Common Stock through automatic payroll deductions.

Participants in the Plan may:

Reinvest all or a portion of cash dividends paid on shares of Interstate Power Company Common Stock, (the "Common
Stock").

Invest by making optional cash payments of not more than $2,000 per month, with or without reinvesting their dividends. Employees and residential and farm customers who are not stockholders of Interstate Power Company
Common Stock may participate in the Plan by making an initial investment of $50 to $2,000, accompanied by an Authorization Form.

Receive, upon written request, certificates for whole shares of Common Stock credited to their Plan account.

Sell shares of Common Stock credited to their Plan account through the Plan.

Deposit certificates representing Common Stock into the Plan for safekeeping.

Dividends, optional cash payments and payroll deductions will be used to purchase shares of Common Stock which, at the option of the Company, will be either newly issued or will be purchased on behalf of Plan participants in the open market by an Independent Agent.

The price of newly issued shares will be the average of the high and low sales prices of the Company's Common
Stock on the investment date. The price of shares purchased in the open market will be the weighted average price at which the Independent Agent acquires the shares.

This Prospectus relates to the balance of 500,000 shares of Common Stock, par value $3.50 (the "Additional Common
Stock") of the Company registered by Registration
Statement 33-62644. Such balance after the November 20,
1996 dividend reinvestment is 160,462 shares of additional
Common Stock. This prospectus should be retained for future reference.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	The date of this Prospectus is     , 1997

	AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the offices of the SEC at Room
1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington,
D.C.; 500 West Madison Street, Suite 1400, Chicago, IL.;
and 13th Floor, Seven World Trade Center, New York, NY.
Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the SEC at 450
Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site that contains reports, proxy and information statements and other information concerning the Company that have been filed electronically at http://www.sec.gov. The common stock of the Company is listed on the New York, Chicago, and Pacific Stock
Exchanges, where reports, proxy statements and other information concerning the Company can be inspected.

	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company hereby incorporates herein by reference and, at any time hereafter prior to the termination of the offering made by this Prospectus, the Company shall be deemed to have incorporated herein by reference its Annual
Report on Form 10-K for the year ended December 31, 1995, and all other reports filed by it pursuant to Section
13(a), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by such Annual Report. All such reports shall be deemed to be incorporated by reference into this Prospectus.

The Company will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to Director - Investor Services, Interstate Power Company, P.O. Box 769, Dubuque, Iowa
52004-0769, telephone 319-582-5421.

	USE OF PROCEEDS

Since the requirements of Plan participants may be satisfied by either the issuance of new shares of Common
Stock by the Company, or the purchase of shares of Common
Stock by the Independent Agent in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Plan, or the prices at which such shares will be sold, is not known and the Company is unable to predict the number of shares that will be purchased under the Plan or the prices at which such shares will be purchased. If new shares of Common
Stock are issued by the Company under the Plan, the proceeds from the sale will be used for working capital and capital expenditures or to reduce indebtedness incurred for such purposes or other general corporate purposes. If shares are purchased by the Independent
Agent in the open market, the Company will not receive any proceeds.

	THE COMPANY

The Company was incorporated in 1925 under the laws of Delaware. Its executive offices are located at 1000 Main
Street, P.O. Box 769, Dubuque, Iowa 52004-0769. It is a public utility engaged principally in the generation, purchase, transmission, sale and distribution of electricity in a 10,000 square mile service area having an estimated population of 338,000 in northeastern and north central Iowa, southern Minnesota and northwestern
Illinois. The Company also engages in the purchase, sale and distribution of natural gas in 37 incorporated communities including Albert Lea, Minnesota, Clinton,
Mason City and Clear Lake, Iowa and Savanna, Illinois, and in a number of smaller Illinois, Iowa and Minnesota communities.

	DESCRIPTION OF THE PLAN

The following, which is set forth in question form, constitutes a complete statement of the Plan:

Definitions

Authorization Card - The form to be completed by the registered shareholder, Interstate Power Company residential and farm utility customer, or a regular full-time or regular part-time employee of the Company to participate in the Plan.

Regular Employee - An individual who works 20 or more hours each week in an established Interstate Power Company job position.

Business Day  -  Any day on which the New York Stock
Exchange is open for the business of trading securities.

Common Dividend - The cash dividend payable on Registered Shares.

Dividend Payment Date - The date on which dividends are payable on the Company's Common Stock, usually the 20th day of March, June, September and December.

Dividend Record Date - The date on which a person or entity must be a registered shareholder of Common Stock in order to receive dividends, usually the 20th day of February, May, August and November.

Independent Agent - The agent appointed by the Company from time to time, who acts on behalf of Plan participants in buying Common Stock on the open market if the Company elects not to satisfy the requirements of Plan participants with newly issued shares. The agent will also sell Plan Shares for participants upon written request to the Company.

Investment Date  -  The date on which shares of Common
Stock are acquired under the Plan. The Investment Date is the 20th day of each month unless such day is not a Business Day, in which case the Investment Date is the next succeeding Business Day.

Plan Dividend - The cash dividend payable on shares of Common Stock held by the Company in your Plan account.

Plan Shares  -  The shares of Common Stock held by the
Company in a participant's Plan account.

Registered Shares - The shares of Common Stock for which a participant holds a stock certificate.

Safekeeping Service - The service allowing Plan participants to deliver all of their Common Stock certificates to the Stockholder Services Department for credit of the shares to their Plan account.

Purpose

1.	What is the purpose of the Plan?

The Plan provides Common Stock shareholders, residential and farm utility customers of the Company and regular employees of the Company with a convenient and economical way to purchase the Company's Common Stock. Once you are enrolled in the Plan, cash dividends, as well as any cash investments and/or payroll deductions, may be used to purchase shares of Common Stock (both whole and fractional shares).

YOU SHOULD RECOGNIZE THAT THE COMPANY CANNOT ASSURE YOU OF
A PROFIT OR PROTECT YOU AGAINST A LOSS ON THE SHARES OF
COMMON STOCK PURCHASED UNDER THE PLAN.

2.	When did the Plan become effective?

The original Plan became effective February 28, 1977.
This amendment is effective on the effective date of this Prospectus.

Advantages and Features

3.	What are the advantages and features of the Plan?

You may elect to have your cash dividends on all or a portion of your shares of Common Stock automatically reinvested.

You may make cash investments of not less than $25 per payment but up to $2,000 per month for the purchase of Common Stock.

Residential and farm utility customers of Interstate Power
Company may enroll in the Plan by making a minimum initial cash investment of $50.00 to purchase Common Stock under the terms of the Plan.

Regular employees of the Company may purchase shares of Common Stock through automatic payroll deductions.

A full investment of funds is possible under the Plan because both full and fractional shares will be credited to your Plan account.

You may deliver all of your certificates of Common Stock to the Stockholder Services Department for credit of the shares represented thereby to your Plan account.


You will receive a statement of account as soon as practicable following each Investment Date on which shares are purchased.

Statements of account are your continuing record of transactions and should be retained for tax purposes.

Administration

4.	Who administers the Plan?

The Company will administer the Plan, and will act as agent for participants, keep a continuing record of their accounts, send regular statements of account to participants, and perform other duties relating to the administration of the Plan. The shares of the Company's
Common Stock purchased under the Plan will be registered in the name of the Company as agent and custodian for the participants in the Plan. If the Company elects to meet the requirements of Plan participants by purchasing shares of Common Stock in the open market, an Independent Agent will act on behalf of Plan participants in buying such shares. The Agent will also sell Plan Shares for participants upon written request by the participant to the Company.

The Company reserves the right to interpret and regulate the Plan as deemed necessary or desirable. The Company, or the Independent Agent, will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitations, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death.

You may contact the Company with questions concerning the Plan by writing to:

	Stockholder Services Department
	Interstate Power Company
	P.O. Box 769
	Dubuque, Iowa  52004-0796

or by calling Stockholder Services Department at 1-319-
557-2230.

The Company reserves the right to suspend, modify or discontinue the Plan at any time. Any suspension, major modification or discontinuance of the Plan will be announced by the Company to all registered holders of its Common Stock, its employees, and its residential and farm customers, including both Plan participants and non-participants.

Participation and Enrollment

5.	Who is eligible to participate in the Plan?

Any holder of record of the Company's Common Stock, Interstate Power Company residential or farm utility customer, or regular employee of the Company is eligible to participate in the Plan. In order for any beneficial owners of the Company's Common Stock to be eligible to participate in the Plan, they must initially become the holder of record of such shares by having the stock transferred into their name.

Under the terms of the Plan, employees of the Company are eligible to participate in the Plan even if they are not initially holders of record. To enroll in the Plan the employee must submit an Authorization Form and a payroll deduction Authorization to the Stockholder Services
Department.

An Interstate Power Company residential or farm utility customer may join the Plan without prior common stock ownership. To enroll in the Plan the Authorization Form must be accompanied by an initial cash payment of not less than $50.00.

6.	Does ownership of Preferred or Preference Stock or
Bonds of the Company qualify an investor to join the Plan?

No. Under the Plan ownership of shares of Preferred or Preference Stock or Bonds does not qualify an investor to participate in the Plan.

7.	When may an eligible stockholder join the Plan?

A Common Stockholder on the records of the Company may join the Plan at any time by completing an Authorization
Form. If a stockholder's executed Authorization Form is received before or on the record date for a dividend payment, reinvestment of dividends will commence with that dividend payment.

If you are joining the Plan as an optional cash payment only participant, your Authorization Form and initial cash payment must be received by the Company no later than ten days prior to the investment date. If the Authorization
Form is received by the Company after that date, the cash will not be invested until the next investment date. The investment of optional cash payments will occur on the 20th day of each month unless such day is not a business day.

The dividend record date is approximate 30 days preceding each dividend payment date. The dividend payment dates have customarily been between the 15th and 20th days of March, June, September and December.

8.	What does the Authorization Form provide?

The Authorization Form allows you to choose from a variety of services and options under the Plan, including (1) automatic reinvestment of dividends paid on shares of Common Stock, (2) Optional cash payments of up to $2,000 per month, (3) a free custodial service for depositing
Common Stock certificates with the Plan Administrator for safekeeping, (4) the ability to sell Shares of Common
Stock through the Plan and (5) the ability to purchase your initial Plan Shares directly from the Company if you are an employee or a residential or Farm Customer of Interstate Power Company.

The Authorization Form is how you indicate to the Company which Dividend and Optional Cash Payment options you have chosen for your Plan account. The Authorization Form directs the Company, as Administrator of the Plan, of your Plan choices, including 1) automatic reinvestment of dividends paid on Shares of Common Stock, 2) the option to receive a check or electronic deposit or to reinvest all or part of any Dividend or 3) Optional Cash Payments of up to $2,000 per month.

If a signed Authorization Form is returned with no option checked, the account will be opened as "Optional Cash" only.

9.	May a stockholder have dividends reinvested under
the Plan for less than all of the shares registered in that stockholder's name?

Yes. A participant may elect to have the dividends reinvested on a specified number of shares. If the participant designates in writing the specified number of certificate shares for partial reinvestment, the Company will reinvest the dividends on those shares and will pay cash dividends on the remaining shares.

10.	May a participant change the method of participation
after enrollment?

Yes. If participants elect to change the manner in which they participate in the Plan, a new Authorization Form must be completed and returned to the Company. The
Authorization Form must be received no later than the dividend record date in order to start or stop the reinvestment of dividends payable on the dividend payment date.

Costs

11.	Are there any expenses to participants in connection
with purchases under the Plan?

Yes. The broker's charge for purchase of the shares on the market will be assessed against the participant. (The cost per share will probably be less than $.10 per share.)
However, if the Company elects to use newly issued shares there would be no brokerage charge. The costs of administration of the Plan will be paid by the Company.
If a participant withdraws from the Plan, either wholly or partially, and requests the Company to sell either all or a portion of his or her shares, the participant will be charged for the broker's charge and any other fees.
Purchases

12.	How may shares of Common Stock will be purchased for
participants?

At the option of the Company, reinvested dividends and cash payments will be used to purchase authorized but unissued shares from the Company or shares that are purchased on the open market by the Independent Agent.
The number of shares purchased depends on the amount of the participant's reinvested dividends, cash investments, and the price of the Common Stock. In the case of an employee participant, the number of shares purchased also depends on the amount of the employee's payroll deduction.
Each participant's account will be credited with the number of shares, including fractions computed to three decimal places, equal to the total amount invested divided by the purchase price.

13.	Who purchases the shares for the Plan?

The Company may elect to satisfy the requirements of Plan participants with either newly issued shares of Common
Stock, or shares of Common Stock purchased on the open market. If the Company elects to purchase shares of Common Stock on the open market, the Independent Agent will make all such purchases necessary to meet the requirements of the Plan. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Independent Agent on the open market. If open market purchases are not made, the shares issued under the Plan will be from the authorized but unissued shares of Common Stock of the Company.

14.	What will be the price of shares of Common Stock
purchased under the Plan?

If the Company elects to satisfy the requirements of the Plan with shares of Common Stock purchased on the open market, the price of such shares will be the average price at which the Independent Agent acquires the shares plus a nominal brokerage commission. The average purchase price for these shares under the Plan each month will be obtained by dividing the total purchase price by the total number of shares. The Company shall have no responsibility as to the market value of Common Stock acquired for a participant's account in the open market.
If the Company elects to satisfy the requirements of the Plan with newly issued shares of Common Stock, the price of such shares will be 100% of the average of the high and low sales prices of the Company's Common Stock, based on the New York Stock Exchange Composite Transactions on the respective Investment Date. This date is also the transaction date that will appear on your statement of account.

Optional Cash Payments

15.	Who is eligible to make optional cash payments?
All Plan participants, whether or not they have authorized the reinvestment of dividends, are eligible to make cash investments. The Company will apply these cash payments to the purchase of shares of Common Stock for the account of each participant on the respective investment dates.

If a participant has checked the "Optional Cash Payments
Only" box on the Authorization Form, the Company will pay cash dividends on any shares registered in the participant's name directly to the participant. The
Company will apply any optional cash payment received from the participant to the purchase of additional shares of Common Stock for the participant's account. Any optional cash payments must be received no later than ten days prior to the investment date. Dividends payable on shares of common stock held in the Plan may be either fully or partially reinvested in accordance with the participant's authorization Form. DIVIDENDS PAYABLE ON SHARES OF COMMON
STOCK HELD IN THE PLAN WILL BE REINVESTED IN ADDITIONAL
SHARES OF COMMON STOCK UNLESS THE PARTICIPANT HAS
SPECIFIED OTHERWISE.

16.	How are optional cash payments made?

An initial cash investment may be made by a participant when enrolling by enclosing a check with the Authorization
Form.  CHECKS SHOULD BE MADE PAYABLE TO INTERSTATE POWER
COMPANY and returned with the Authorization Form. The entire check will be invested and no portion will be refunded to the participant. Thereafter, cash investments may be submitted by the use of the cash payment form which is a part of the statement of account sent to participants. The Company will acknowledge receipt of optional cash payments on the monthly statement of account.

17.	What are the limitations on making optional cash
payments?

Cash investments by a participant cannot exceed a total of $2,000.00 in any month (minimum single payment $25.00).
The same amount of money need not be sent each time, and there is no obligation to make an optional cash payment each investment period.

18.	When will optional cash payments received by the
Company be invested?

Optional Cash payments will be invested monthly on the Investment Date. Cash received on or after an Investment
Date will be held by the Company until, and will be invested on, the next Investment Date. SINCE NO INTEREST
WILL BE PAID BY THE COMPANY ON OPTIONAL CASH PAYMENTS
RECEIVED AND HELD BY THE COMPANY PENDING INVESTMENT ON THE
NEXT INVESTMENT DATE, YOU ARE URGED TO SEND THEM SHORTLY
BEFORE AN INVESTMENT DATE.  HOWEVER, ALLOW SUFFICIENT TIME
TO ENSURE THAT YOUR OPTIONAL CASH PAYMENTS WILL BE
RECEIVED AT LEAST TWO BUSINESS DAYS PRIOR TO AN INVESTMENT
DATE.  OPTIONAL CASH RECEIVED BY THE COMPANY WILL BE
RETURNED IF A WRITTEN REQUEST FOR REFUND IS RECEIVED BY
THE STOCKHOLDER SERVICES DEPARTMENT PRIOR TO THE MONTHLY
INVESTMENT DATE ON WHICH THE CASH WAS INTENDED FOR
INVESTMENT.

Shares purchased with optional cash payments will earn their first dividend on the first dividend payment date following the date of purchase, provided shares are of record on the following dividend record date. For example, shares purchased for the Plan on March 20, 1996, would receive the dividend on the next dividend payment date of June 20, 1996, but would not be eligible for the March 20, 1996 dividend.

Reports to Participants

19.	What reports will the participant receive?

As soon as practicable following each Investment Date on which shares are purchased, you will receive a statement of your account. These statements are a participant's continuing record of purchases, share balances and other information and should be retained for tax purposes. In addition, each participant will receive copies of information sent to all stockholders including the Company's quarterly and annual reports, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

Dividends

20.	Will dividends from shares held in the Plan always
be reinvested?

The Company will reinvest the dividends paid on full shares and fractional shares held in the participant's
Plan account in accordance with the designation made by the participant on the Authorization Form.

21.	Will  stock certificates be issued to participants
for shares of Common Stock purchased for the Plan?

All shares purchased on your behalf through the Plan will be held by the Administrator in book-entry form. You can, however, at any time and without charge, obtain a certificate for all or part of the whole shares credited to your Plan account by making a request in writing to the Company.

Issuance of certificates will not terminate participation in the Plan if at least one full share remains in the account. This request should be mailed to Stockholder
Services Department at the address shown in Question 4.
Any remaining full and fraction shares will remain in the participant's account. CERTIFICATES FOR FRACTIONAL SHARES
WILL NOT BE ISSUED.

If all full shares are issued to the participant from the Plan account, the account will be closed and a check issued for the fractional share value.
Shares credited to the account of a participant under the Plan may not be pledged as collateral for a loan or other similar purposes. A participant who wishes to pledge these shares must request certificates to be issued.

22.	In whose name will Plan accounts be maintained and
certificates registered when issued?

Certificates will be issued in the name shown on the participant's account. Plan accounts will be in the participant's name as shown on the Company's stockholder records at the time the participant enters the Plan. Upon written request, certificates can also be registered and issued in names other than the account name, subject to compliance with any applicable laws, provided that the request bears the signature(s) of the participant(s) and the signature is guaranteed by a financial institution that is a member of a recognized medallion signature guarantee program.

Safekeeping Service for Common Stock Shares

23.	What is the purpose of the Plan's Safekeeping
Service for Common Stock shares and how does it work?

Your stock certificates are valuable documents representing your investment and ownership in Interstate
Power Company. They should be kept in a secure place where they will be protected from loss, theft or destruction. The Plan's Share Safekeeping Service provides for your Company common stock certificates by allowing you to deposit all the certificates for Common
Stock held by you with the Administrator for safekeeping.
The Share Safekeeping Service keeps your Common Stock on deposit in your Plan account at no cost to you. Deposited certificates will be transferred into the name of the Company, as agent for participants in the Plan, and will be credited to the participant's Plan account.
Thereafter, the shares will be treated in the same manner as shares purchased through the Plan.

24.	What are the advantages of the Plan's Safekeeping
Service?

The Plan's Safekeeping Service for stock certificates offers three significant advantages to participants.
First, the risk associated with loss of your stock certificates is eliminated. Second, because shares for safekeeping are treated in the same manner as shares purchased through the Plan, they may be sold through the Plan in a convenient manner. Third, statements will reflect reinvestment of dividends and total shares held in a consolidated single entry. If you wish, the shares deposited for safekeeping may continue to receive dividends paid by check or electronic deposit by checking the share safekeeping only box on the Authorization Form.
You may join the Share safekeeping service at any time after enrollment by completing a safekeeping deposit form.

25.	How may Common Stock certificates be deposited with
the Stockholder Services Department?

Participants who wish to deposit their certificates of Common Stock for safekeeping should send them, unsigned, to Stockholder Services with written instructions to deposit them to their Plan account. We recommend that securities be sent via registered mail for your protection.

26.	May shares remain on deposit if participation in the
Plan is discontinued?

No. Upon withdrawal from the Plan, participants must elect to receive their Plan shares either in certificate form or in cash.

Withdrawing from the Plan

27.	How does a participant withdraw from the Plan?

To withdraw from the Plan, either wholly or partially, a participant must notify the Company in writing. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to his or her account will be issued and a cash payment will be made for any fraction of a share.

Upon such withdrawal the participant may also request all shares be sold. Upon receipt of the participant's request, Stockholder Services will place a market order with the Independent Agent to sell those shares as soon as practicable after receiving the request. The participant will receive the proceeds of the sale less any brokerage commission and any other fee as soon as practicable.

28.	When may a participant withdraw from the Plan?

If participants' requests for a full or partial withdrawal are received by Stockholder Services Department on or after a Dividend Record Date for a dividend payment, such requests will be processed as soon as practicable after the records have been balanced for payment of the dividend and such dividend has been reinvested in the participants' accounts. Requests received at any other time will be processed as soon as practicable.

29.	May a participant remain in the Plan without
reinvesting dividends on shares held by the participant in certificate form or held in the Plan?

Yes.  See Question 9, 15 and 20.

30.	Can a shareholder re-enter the Plan after
withdrawal?

Yes. A shareholder may re-enter the Plan by completing and signing a new Authorization Form. The Company reserves the right to reject any Authorization Form from a previous participant on grounds of excessive withdrawal and re-entry.

Income Taxes

31.	What are the Federal Income Tax consequences of
participation in the Plan?

In general, participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Plan participants. This means that dividends reinvested under the Plan are taxable as having been received even though the participants did not actually receive them in cash but, instead, used them to purchase additional shares under the Plan.

Shares of Common Stock purchased in the open market with reinvested dividends will have a tax basis equal to the market price per share (including brokerage commissions and other fees). The holding period for these shares will begin on the day following the day the shares were purchased for the Plan.

The tax basis of newly issued shares acquired through reinvested cash dividends, cash investments and payroll deductions is equal to the fair market value of the Common
Stock on the day the shares are purchased. The holding period for these shares will begin on the day following the day the shares are acquired for the Plan.

32.	What are the Federal income tax consequences of a
sale of shares of Common Stock acquired under the Plan?

Participants will not realize any taxable income when they receive certificates for shares from their Plan account.
However, participants who receive a cash payment for sale of shares (even the fractional share) in their account will recognize a gain or loss when the sale is reported on their tax report. The gain or loss is the difference between the share value and the tax basis of the shares.
A gain or loss will also be recognized when you sell shares previously issued from the Plan. As aid in calculating your tax liability for these sales be sure to keep your statements of accounts. You will receive a Form
1099-B from the Company for the proceeds of the sale of shares from your account.

For further information as to tax consequences of participation in the Plan, you are advised to consult with your own tax advisor.

33.	How will income tax return information be furnished?

Information for income tax purposes will be provided on IRS Form #1099 DIV. at year end.

34.	What amounts are reinvested for foreign stockholders
subject to United States withholding tax?

The United States income tax withheld will be deducted from the dividend amount and the net amount remaining will be reinvested in the Plan. The statements of account confirming purchases made for foreign participants will indicate the net dividend payment reinvested.

Foreign stockholders who check the "Optional Cash Payments
Only" box on the Authorization Form will continue to receive cash dividends on shares registered in their names in the same manner as if they were not participating in the Plan. Optional cash payments received from them must be in United States dollars and will be invested in the same way as payments from other participants.

Other Information

35.	What happens when a participant sells or transfers
all of the shares registered in the participant's name?

If a participant disposes of all certificate shares registered in the participant's name, the Company will continue to maintain the shares in the participant's Plan account unless otherwise instructed in writing.

36.	What happens if the Company issues a stock dividend,
declares a stock  split, or has a rights offering?

Any shares of Common Stock distributed by the Company as a stock dividend on shares credited to your Plan account, or on any split of these shares, will be credited to your Plan account. In a rights offering your entitlement will be based on your holdings, including those credited to your Plan account. Rights from a rights offering applicable to shares credited to your Plan account, however, will be sold by Stockholder Services. The proceeds will be credited to your Plan account and applied as a cash investment to purchase shares of Common Stock on the next Investment Date.

Any participant who wishes to exercise stock purchase rights on their Plan shares must request those shares to be issued in certificate form in their name. The request must be received 10 work days prior to the record date for the rights.

37.	How will participants' shares be voted at the annual
meeting of stockholders?

Participants will receive a proxy to vote shares registered in their name as well as full shares credited to their Plan account.

38.	May the Plan be changed or discontinued?

While the Company hopes to continue the Plan indefinitely, the Company reserves the right to suspend, modify or terminate the Plan at any time. Any such action will be announced to participating and nonparticipating stockholders.

39.	Where should correspondence regarding the Plan be
directed?

All correspondence concerning the Plan should be addressed to:

	Stockholder Services Department
	Interstate Power Company
	1000 Main Street
	P.O. Box 769
	Dubuque, Iowa 52004-0769
	Phone No. 319-557-2230


DESCRIPTION OF COMMON STOCK (INCLUDING THE ADDITIONAL
COMMON STOCK)

General

The shares of Additional Common Stock will be fully paid and non-assessable by the Company. The following outline of certain provisions of the Restated Certificate of Incorporation, as amended, of the Company and of its Bond
Indenture, dated as of January 1, 1948, as supplemented, pursuant to which its First Mortgage Bonds have been issued, copies of which are filed as exhibits to the Registration Statement, does not purport to be complete and is qualified in its entirety by express reference thereto. The holders of the Company's Common Stock at the annual meeting held May 7, 1991, approved an amendment to the Company's Restated Certificate of Incorporation, as amended to increase the Company's authorized Common Stock to 30,000,000 shares and to increase the total authorized shares of all classes to 34,000,000 shares.


Dividend Rights

Subject to the following limitations and after the payment of full cumulative dividends on the Preferred Stock and the Preference Stock, dividends may be paid on the Common
Stock when and as declared by the Board of Directors.

The Restated Certificate of Incorporation, as amended, restricts the payment of dividends on Common Stock to 75% of net income available for Common Stock dividends if the percentage of capital represented by stock junior to the Preferred Stock is between 20% and 25% of total capitalization, as defined, and to 50% of such net income if such percentage is less than 20%.

The Company's Bond Indenture, as supplemented, provides that, while any of the First Mortgage Bonds are outstanding, the Company will not pay any cash dividends on or make any other distribution with respect to its Common Stock unless the earned surplus of the Company, less the sum of (a) the aggregated amount of all such payments and other distributions made during the period from December 31,1946, to the date of the proposed payment of such dividend or the making of such distribution that have not been charged to such earned surplus and (b) the excess, if any, of the Company's required Maintenance Fund payments (before any deduction therefrom based on gross property additions), over the provisions for depreciation of property made by the Company by charges against earnings or earned surplus during the period, shall be at least equal to the amount of the proposed dividend or distribution.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share held. Cumulative voting in the election of directors was repealed in 1991 by vote of the Company's shareholders. However, if four quarterly dividends on the Preferred Stock should be in default, the holders of the Preferred Stock would have the right to elect a majority of the directors and the holders of the Common Stock would have the right to elect the remaining directors. In the event that six quarterly dividends on the Preference Stock should be in default, the holders of the Preference Stock would have the right to elect two additional directors to the board. The Company must secure the approval of the holders of certain percentages of the Preferred and Preference Stock prior to making certain unsecured borrowings.

Liquidation Rights

After payment to the holders of Preferred Stock and Preference Stock of the full preferential amounts to which they are, respectively, entitled, the remaining assets shall be distributed to the holders of the Common Stock.
In the event of any voluntary liquidation, the holders of the Preferred Stock are entitled to receive the then current redemption price thereof and, if such liquidation is involuntary, the par value thereof plus, in each case, full cumulative dividends. In the event of voluntary liquidations, the holders of the Preference Stock are entitled to receive the then current redemption price thereof, and, if such liquidation is involuntary, the amount originally paid to the Company therefor per share plus, in each case full cumulative dividends.

Preemptive Rights

Holders of Common Stock have no preemptive rights, except that additional offerings of Common Stock, or any security convertible into Common Stock, for money, other than by a public offering or an offering to or through underwriters or investment bankers who shall have agreed to make a public offering thereof, must first be offered pro rata to the holders of the then outstanding shares of Common
Stock.

Liability to Further Calls and to Assessment

The Additional Common Stock will be validly issued and fully paid and non-assessable upon receipt by the Company of the purchase price thereof.

	CHANGE OF CONTROL

At the May 7, 1991 annual meeting of shareholders an amendment to the Company's Restated Certificate of Incorporation, as amended, was approved to require that certain "fair price" and procedural conditions be observed by any party which acquires more than five percent of the Common Stock to accomplish a merger or other business combination without the approval of the Company's Board of Directors including requirements under certain circumstances of an 80% vote of shareholders for approval of a business combination. Also in that meeting there was an approval of amendments to the Company's Restated
Certificate of Incorporation, as amended and the By-Laws to reorganize the Board of Directors into three classes with staggered terms.

Transfer Agents and Registrars

The Company serves as transfer agent and registrar for the Common Stock.


	LEGALITY

The legality of the Additional Common Stock offered hereby will be passed upon for the Company by Defrees & Fiske, Suite 1100, 200 South Michigan Ave., Chicago, Illinois
60604.


	EXPERTS

The financial statements incorporated in this Prospectus by reference to Interstate Power Company's Annual Report on Form 10-K have been so incorporated in reliance on the report of Deloitte & Touche, independent accountants, given on the authority of said firm as experts in auditing and accounting.


	SECURITIES AND EXCHANGE COMMISSION POSITION
	ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Both Section 145 of the General Corporation Law of the
State of Delaware, under which the Company is incorporated, and Article IX-A of the By-Laws of the Company provide for the indemnification of its officers and directors under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

	COMMON STOCK
	PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Fee	$0.00
State Commission Fee	0.00
Printing Expenses	0.00
Fees of Counsel	2,000.00*
Blue Sky Fees and Expenses	0.00
Fees of Independent Accountants	5,000.00*
Fee for Listing Stock on Exchanges	0.00
Miscellaneous	500.00*
                      Total	$7,500.00*
*Estimated

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of
Delaware provides as follows:

Section 145.  Indemnification of officers, directors,
employees and agents; insurance.

(a)	A corporation shall have power to indemnify any
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys= fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)	A corporation shall have power to indemnify any
person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys= fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a director, officer, employee or
agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys= fees) actually and reasonably incurred by him in connection therewith.

(d)	Any indemnification under subsections (a) and (b)
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)	Expenses (including attorneys' fees) incurred by an
officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f)	The indemnification and advancement of expenses
provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g)	A corporation shall have power to purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(h)	For purposes of this Section, references to "the
Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this Section, references to "other
enterprises" shall include employee benefit plans;
references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

(j)	The indemnification and advancement of expenses
provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article IX-A of the By-Laws of the Company provides as follows:

	ARTICLE IX-A.
	INDEMNIFICATION OF DIRECTORS AND OTHERS
	BY THE CORPORATION

Provided he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, every person (and the heirs, executors and administrators of such person) who is or was a director, officer, employee or attorney of the Corporation, or of any partnership, joint venture, trust or other enterprise or of any other corporation which he served or is serving as such at the request of the Corporation, and, as to such other corporation, in which the Corporation owns shares of capital stock or is a creditor, shall be indemnified by the Corporation against all legal and other fees and expenses (including judgments, fines or penalties and amounts paid, other than to the Corporation, or actually and reasonably incurred in connection with settlements, whether with or without court approval, made with a view to curtailment of costs of litigation and with the approval of a majority of the Directors of the Corporation then in office other than those who have incurred expenses in relation to the matter for which indemnification is or has been sought, whether or not such majority constitutes a quorum, or if there are no such Directors then with the approval of independent
Counsel appointed by the Board) actually and reasonably incurred by him in connection with or resulting from any threatened, pending or completed claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, or any appeal therein, in which he is made a party by reason of his serving or having served at the request of the Corporation as a director, officer, employee or attorney of the Corporation, or such other corporation, partnership, joint venture, trust or other enterprise, before or after the adoption of this By-Law. Such person shall be indemnified against expenses (including attorneys' fees) except in relation to matters as to which he shall be finally determined as a result of such claim, action, suit or proceeding to be liable to the Corporation, whether such determination is made by a court of competent jurisdiction or, in the absence of that, either by such majority of Directors not seeking indemnification, acting on the advice of Counsel, or by independent Counsel appointed by the Board, unless and only to the extent a court of competent jurisdiction, upon timely application being made, despite a final determination of liability, determines that in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. Expenses incurred with respect to any claim, action, suit or proceeding of the character above described shall be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article
IX-A. In the case of any claim, action, suit or proceeding (whether civil, administrative or investigative), a judgment in or settlement of a civil, administrative or investigative claim, action, suit or proceeding, or in the case of a criminal action, suit or proceeding, a conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) shall not be deemed a determination or create a presumption that such director, officer, employee or attorney, or former director, officer, employee, or attorney, did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding any prior judgment, settlement or conviction as aforesaid, indemnification hereunder shall be mandatory upon the determination that such director, officer, employee, or attorney, or former director, officer, employee, or attorney, was acting in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The indemnification and advancement of expenses granted hereunder shall not be deemed exclusive of any other rights to which such director, officer, employee, or attorney may be entitled under any agreement, vote of stockholders, or at law or in equity or otherwise, and the indemnification hereby granted shall be in addition to and not in restriction or limitation of any other privilege or power which the Corporation may lawfully exercise with respect to the indemnification or advancement of expenses to directors, officers, employees, or attorneys, or persons formerly holding such positions. For the purposes of this Article IX-A, references to the " the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees, or attorneys, so that any person who is or was a director, officer, employee, or attorney of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or attorney of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article IX-A with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Officers and directors of the registrant are covered by insurance policies purchased by the registrant, under which they are insured (subject to exceptions and limitations specified in the policies) against expenses and liabilities arising out of actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

Item 16.  Exhibits.

Reference is made to information contained in the Exhibit
Index filed as part of this Registration Statement.

Item 17.  Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to
the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities
Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that,
for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant=s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan=s annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising
under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

	SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-
Effective Amendment to the Registration Statement 33-62644 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dubuque, State of Iowa, as of the 19th day of November, 1996.


INTERSTATE POWER COMPANY

By:	 /s/ W. H. Stoppelmoor
(W. H. Stoppelmoor,
Chairman and Chief Executive Officer)

Each person whose signature appears below hereby authorizes W. H. Stoppelmoor, J. C. McGowan, C. F.
Springer, Jr. and W. D. Carstedt, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually, and in each capacity stated below or otherwise, and to file any and all amendments to this Post-Effective Amendment to the Registration Statement 33-
62644 as well as any further amendments to the Post-
Effective Amendment or any additional Post-Effective amendments or amendments to Registration Statement 33-
62644.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration
Statement 33-62644 has been signed by the following persons in the capacities indicated as of the 19th day of November, 1996.



 /s/ W. H. Stoppelmoor
Chairman and Chief Executive Officer (Principal Executive
Officer and Principal Financial Officer) and Director
(W. H. Stoppelmoor)


 /s/ W. C. Troy
Controller (Principal Accounting Officer)
(W. C. Troy)


 /s/ Alan B. Arends
Director
(A. B. Arends)


 /s/ J. E. Byrns
Director
(J. E. Byrns)


 /s/ Michael R. Chase
Director
(M. R. Chase)


 /s/ A. D. Cordes
Director
(A. D. Cordes)


 /s/ J. L. Hanes
Director
(J. L. Hanes)


 /s/ G. L. Kopischke
Director
(G. L. Kopischke)

	E X H I B I T   I N D E X



Exhibit Number



4(t)
Twentieth Supplemental Indenture of Company to The Chase
Manhattan Bank (National Association) and C. J.
Heinzelmann, as Trustees, dated as of May 15, 1993,
(physically filed with Form S-3 of March 11, 1993 under the Securities and Exchange Act of 1934, as Exhibit(4)(u)).


4.2(1)
By-Laws of Company as amended effective October 1, 1996 and presently in effect (designated in Form 10-Q Filed as of November 14, 1996, as Exhibit EX-3. (ii)).



5.1
Opinion of Defrees & Fiske, counsel for Company



24.a(1)
Consent of Deloitte & Touche is contained in Form 10-K
Filed April 29, 1996 as exhibit EX-23.b



24.b(1)
Consent of Defrees & Fiske is contained in its opinion filed as Exhibit 5.1



25.1
Power of Attorney contained in signature page of Post-
Effective Amendment and as separately manually signed, including certificated excerpts of resolutions.



20
Authorization Form


28(d)(1)
Dividend Reinvestment and Stock Purchase Plan, as amended, is set forth in full in the Prospectus, filed herewith, to which reference is hereby made.


Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission, and which were designated as noted above, are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.